                          DUCK  HEAD  APPAREL  COMPANY
                      Valuation  and  Qualifying  Accounts
                         Fiscal  1999,  1998,  and  1997
                            (Amounts  in  thousands)

                                Balance  at   Charged to  Charged to               Balance
                                beginning of  costs and     other                 at end of
                                   period      expenses    accounts   Deductions    period
                                ------------  ----------  ----------  ----------  ---------
Allowances:
     Year ended July 3, 1999    $      1,136       3,817          --       3,335      1,618
     Year ended June 27, 1998          1,279       2,481          --       2,624      1,136
     Year ended June 28, 1997          1,371       2,922          --       3,014      1,279


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